POWER OF ATTORNEY
Know all by these presents, that the undersigned
officer and/or director (herein, the Filer) of
COMMUNITY HEALTH SYSTEMS, INC., (the Company)
hereby constitutes and appoints each of
JUSTIN D. PITT, KEVIN J. HAMMONS, CHRISTOPHER
G. COBB and CAROL R. CLIFTON, signing singly,
the Filer's true and lawful attorney-in-fact to:
1. execute for and on behalf of the Filer, a
FORM ID (or any such form as may be adopted)
for the purpose of obtaining on behalf of
Filer, a CIK, CCC and other filing codes and
related items from the Securities and Exchange
Commission (the SEC) as necessary to permit
each such Filer to make filings on the SECs
Electronic Data Gathering, Analysis and
Retrieval system, and to perform all acts
necessary in order to obtain such codes and
related items as he or she shall deem
appropriate; 2. execute for and on behalf
of the Filer, in the Filers capacity as an
officer and/or director of the Company, Forms
3, 4, and 5 in accordance with Section 16(a)
of the Securities Exchange Act of 1934 and the
rules thereunder; 3. execute for and on behalf
of the Filer, in the Filer's capacity as an
officer and/or director of the Company one or
more notices on Form 144 relating to any orders
or instructions to sell securities of the Company
in accordance with Rule 144 under the Securities
Act of 1933 and the rules thereunder; 4. do and
perform any and all acts for and on behalf of
the Filer which may be necessary or desirable
to complete and execute any such Form 3, 4, 5,
or 144 complete and execute any amendment or
amendments thereto, and timely file such form
with the United States Securities and Exchange
Commission and any stock exchange or similar
authority; and 5. take any other action of any
type whatsoever in connection with the foregoing
which, in the opinion of such attorney-in-fact,
may be of benefit to, in the best interest of,
or legally required by the Filer in his or her
capacity as an officer and/or director of the
Company, it being understood that the documents
executed by such attorney-in-fact on behalf of
the Filer pursuant to this Power of Attorney
shall be in such form and shall contain such
terms and conditions as such attorney-in-fact
may approve in such attorney-in-fact's
discretion. The Filer hereby grants to each such
attorney-in-fact full power and authority to do
and perform any and every act and thing whatsoever
requisite, necessary, or proper to be done in the
exercise of any of the rights and powers herein
granted, as fully to all intents and purposes as
the undersigned might or could do if personally
present, with full power of substitution or
revocation, hereby ratifying and confirming all
that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes,
shall lawfully do or cause to be done by virtue
of this power of attorney and the rights and powers
herein granted. The Filer acknowledges that the
foregoing attorneys-in-fact, in serving in such
capacity at the request of the Filer, are not
assuming, nor is the Company assuming, any of the
Filers responsibilities to comply with Section 16
of the Securities Exchange Act of 1934 or Rule 144
of the Securities Act of 1933. This Power of Attorney
shall remain in full force and effect until the
Filer is no longer required to file Forms
3, 4, 5, or 144 with respect to the Filer's holdings
of and transactions in securities issued by the
Company, unless earlier revoked by the Filer in
a signed writing delivered to the foregoing
attorneys-in-fact.
IN WITNESS WHEREOF, the Filer has caused this Power
of Attorney to be executed as of this 13th day of
September, 2023.
/s/ Charles J. Cova
Charles J. Cova